UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into or Amendment of a Material Definitive Agreement

As previously reported, effective August 9, 2016, a Chinese subsidiary of Collectors Universe, Inc. (the “Company”) entered into a multi-year agreement (the “Grading Services Agreement” or the “Agreement”) with Guojin Gold Co., Ltd. (“Guojin”), the businesses of which include the wholesale distribution of custom designed and packaged collectible silver and gold coins in the “bank channel” within Mainland China (“Bank Channel Coins”). That Agreement provides for the Company’s PCGS division (“PCGS”) to grade collectible coins submitted by Guojin for its distribution in the Bank Channel on an exclusive basis, for so long as Guojin meets certain minimum requirements relating to the quantities of Banking Channel Coins submitted to PCGS for grading and otherwise remains in compliance with its obligations under the Agreement.

PCGS has sent Guojin a notice that it is terminating its exclusive grading arrangement with Guojin, but that it will continue to grade Bank Channel Coins for Guojin on a non-exclusive basis. At this time, it is too soon for us to be able to predict the effect this action will have on future submissions of Bank Channel Coins by Guojin to us for grading, as Guojin will no longer be obligated to meet the quantity requirements under the Agreement, or whether Guojin may choose to terminate the Agreement altogether.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: March 8, 2018	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer